Exhibit 10(ii)


                           MONTEREY BAY BANCORP, INC.
                     STOCK AWARD PLAN FOR OUTSIDE DIRECTORS
             (as adopted March 18, 1999 and revised April 22, 1999)


Monterey Bay Bancorp, Inc. (the "Company"), hereby adopts the Monterey Bay Bancorp, Inc. Stock Award Plan for Outside Directors.

1. PURPOSE. This Stock Award Plan for Outside Directors (the "Plan") is intended to advance the interests of the Company by providing directors of the Company who are not full-time employees of the Company or a parent or subsidiary ("Outside Directors") with the opportunity to elect to receive shares of stock of the Company in lieu of cash fees for serving as a director of the Company or any of its subsidiaries and an additional incentive to promote its success. The Plan has been adopted by the Board of Directors of the Company (the "Board of Directors").

The Plan shall become effective as of March 18, 1999. The Plan was revised on April 22, 1999.

2.  ELIGIBILITY AND AWARD OF STOCK.

    (a) Before the beginning of any fiscal year of the Company, except the 1999 fiscal year, for which such election must be made prior to April 30, 1999, an Outside Director may elect to receive all or any part of the fees for such year (or in the case of fiscal 1999 for the last nine months of such year) in whole shares of Company Stock. If the Outside Director so elects to receive Company Stock, the Director shall be awarded the number of whole shares of Company Stock that, when multiplied by the Fair Market Value (as described below) of the Company Stock, shall as nearly as possible equal, but not exceed the dollar amount of the fees elected to be received in the form of whole shares of Common Stock (fractional shares will be forfeited). Once awarded, such shares of Company Stock shall be subject to restrictions and provisions as otherwise provided in this Award Plan.

    (b) For purposes of the Plan, the Fair Market Value of Company Stock shall be the share price proximate on, or prior to, the award date (see Section 2(c) below).

    (c) For purposes of the Plan, the Award date shall be the date of the monthly board meeting.

    (d) Company Stock shall be awarded under the Plan quarterly or periodically as deemed appropriate. If at any time there are not sufficient shares available under the Plan to permit an automatic award as described above, the award shall be reduced pro


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    rata (to zero,  if  necessary) so as not to exceed the number of shares then available under the Plan.

    (e) The  Company  Stock  awarded  under the Plan shall be  restricted  as in
    Section 4 below.

    (f) Prior to the first payment of fees following the date on which an Outside Director is first elected or appointed to the Board of Directors as an Outside Director, the Company shall provide such Outside Director the opportunity to elect to receive whole shares of Company Stock in lieu of cash compensation as provided in subparagraph (b) above.

3. STOCK. The Company has reserved an aggregate of 24,000 shares of Company Stock for issuance pursuant to the Plan. The Company may also elect to use shares of treasury stock or may purchase shares of stock in the open market to satisfy its obligations under the Plan. The aggregate number is subject to adjustment as provided in Section 6. In the event of a change in the capital structure of the Company (as provided in Section 6), the shares resulting from such change shall be deemed to be Company Stock within the meaning of the Plan. The aggregate number of shares of Company Stock reserved shall be reduced by the issuance of shares under the Plan.

4.  RESTRICTIONS ON COMPANY STOCK.

    (a) Except as provided in Section 5 below, all Company Stock issued under the Plan shall constitute "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, Company Stock issued to an Outside Director under the Plan may only be resold by such Outside Director either (i) pursuant to the requirements of Rule 144 under the Securities Act, including the one year holding period thereof, (ii) pursuant to an effective registration statement under the Act, or (iii) pursuant to an applicable exemption from the registration requirements of the Securities Act.

    (b) Certificates representing restricted Company Stock issued under the Plan shall bear a legend referring to the restrictions set forth in the Plan. If stock dividends or other non-cash distributions are declared on restricted Company Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Company Stock.

5. ISSUANCE OF COMPANY STOCK. The Company shall not be required to issue or deliver any certificate for shares of Company Stock before the Company shall have been advised by counsel that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend required pursuant to Section 4, and any legend deemed necessary by the Company's counsel to comply with federal or state securities laws. No shares of Company Stock shall be issued under the Plan unless the Outside Director pays to the Company, or makes arrangements satisfactory to the Company regarding the payment of, any applicable withholding or


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other taxes.  Until the Outside  Director has been issued a certificate  for the shares of Company Stock acquired, the Outside Director shall possess no shareholder rights with respect to the shares.

6. EFFECT OF STOCK DIVIDENDS AND OTHER CHANGES. Appropriate adjustments shall be made automatically to the number and kind of shares to be issued under the Plan and any other relevant provisions if there are any changes in the Company Stock by reason of a stock dividend, stock split, combination of shares, spin-off, reclassification, recapitalization, merger, consolidation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company). If the adjustment would produce fractional shares, the fractional shares shall be eliminated by rounding to the nearest whole share.

7. ADMINISTRATION OF THE PLAN. The Board of Directors shall be responsible for the proper implementation of the Plan. The Board of Directors shall have all powers vested in it by the terms of the Plan. Any decision of the Board of Directors with respect to the Plan shall be final and conclusive. The Board of Directors may act only by a majority of its members in office, except that the members may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board of Directors. The Board of Directors may consult with counsel, who may be counsel to the Company, and shall not incur any liability for action taken in good faith in reliance upon the advice of counsel.

8. EXPIRATION AND TERMINATION OF THE PLAN. Company Stock shall be awarded under the Plan until the plan is terminated by the Board of Directors or until such earlier date when termination of the Plan shall be required by law. If not sooner terminated, the Plan shall terminate automatically on December 31, 2008.

9. AMENDMENTS. The Board of Directors may from time to time make such changes in and additions to the plan as it may deem appropriate. The termination of the Plan or any change or addition to the Plan shall not, without the consent of any Outside Director who is adversely affected thereby, alter any Company Stock awards previously made to the Outside Director pursuant to the Plan.

10. NOTICE. All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: if to the Company, at its principal business address, to the attention of the Secretary; if to any Outside Director, at the last address of the Outside Director known to the sender at the time the notice or other communication is sent.


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         IN WITNESS  WHEREOF,  the  Company  has caused this Plan to be executed this 18th day of March, 1999 and amended on April 22, 1999.

                                     MONTEREY BAY BANCORP, INC.


                                     By:  /s/ Marshall G. Delk
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                                          Marshall G. Delk
                                          President and Chief Operating Officer

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